UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2007

VitalStream Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-17020	87-0429944
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

555 Anton Blvd., Suite 400
Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(714) 549-5300

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 20, 2007, the stockholders of VitalStream Holdings, Inc. (“VitalStream”) approved and adopted the Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 12, 2006, by and among Internap Network Services Corporation (“Internap”), Ivy Acquisition Corp., a wholly-owned subsidiary of Internap (“Merger Subsidiary”), and VitalStream, pursuant to which Merger Subsidiary was merged with and into VitalStream (the “Merger”), with VitalStream surviving as a wholly-owned subsidiary of Internap. The Merger was completed after close of the market on February 20, 2007. Pursuant to the Merger Agreement, former stockholders of VitalStream are entitled to receive 0.5132 of a share of Internap common stock for each share of VitalStream common stock outstanding immediately prior to the effective time of the Merger, and options to purchase VitalStream common stock convert into options to purchase Internap common stock on terms reflecting the exchange ratio of the merger. A copy of the press release dated February 20, 2007 announcing the Merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein. As a result of the closing of the Merger, on February 20, 2007, VitalStream notified the NASDAQ Stock Market LLC (“Nasdaq”) that shares of VitalStream common stock had been converted into the right to receive 0.5132 of a share of Internap common stock and requested that Nasdaq cease the listing of VitalStream common stock. Nasdaq subsequently suspended the trading of the common stock and filed a Form 25 with the Securities and Exchange Commission (“SEC”) with respect to the delisting of the common stock.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein. In accordance with the terms of the Merger Agreement, at the effective time of the Merger, (i) each share of VitalStream's common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.5132 of a share of Internap common stock and (ii) each stock option granted by VitalStream outstanding immediately prior to the effective time of the Merger were assumed by Internap and converted into options to purchase Internap common stock on terms reflecting the exchange ratio of the merger.

Item 5.01 Changes in Control of Registrant

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein. In connection with the completion of the Merger, pursuant to the Merger Agreement, the officers and directors of Merger Subsidiary automatically became the officers and directors of VitalStream. The former directors of VitalStream were Jack Waterman, Philip Kaplan, Melvin Harris, Raymond Ocampo, Jr., Philip Sandersion, Salvatore Tirabassi and Leonard Wanger. The former officers of VitalStream included Jack Waterman, Chief Executive Officers, Philip N. Kaplan, President and Chief Operating Officer, Eric Mersch, Chief Financial Officer, and Arturo Sida, Chief Legal Officer. Other than Jack Waterman, all such persons continue to be employees of VitalStream or Internap. Mr. Waterman will not remain as an employee of either VitalStream or the Company following the Merger.

Upon completion of the Merger, the following persons became officers and directors of VitalStream: James P. DeBlasio, as President, Chief Executive Officer and a director, and David Buckel, Treasurer, Secretary and a director. Messrs. DeBlasio and Buckel also serve as officers of Internap in such respective positions.

Certain information regarding Messrs. DeBlasio and Buckel is set forth below:

James DeBlasio, 50, was appointed as Internap's President and Chief Executive Officer in November 2005, after serving as President and Chief Operating Officer of Internap from September 2005 until November 2005. Mr. DeBlasio has served as a director of Internap since July 2003. He also previously served as Chairman of the Audit Committee and member of the Nominations and Governance Committee of Internap’s Board of Directors, until he resigned from these committee appointments upon commencing employment as Internap’s President & Chief Operating Officer in September 2005. From 2003 until September 2005, Mr. DeBlasio served as Financial Vice President of the wireline and wireless product portfolio of Lucent Technologies, a network communications equipment provider. Prior to that, from 2002 to 2003, he was Financial Vice President for Lucent’s Mobility Solutions Group. He served as Financial Vice President—Corporate Planning and Analysis for Lucent from 2001 to 2002, as Chief Financial Officer of Lucent’s Optical Networking Group from 2000 to 2001 and as Financial Vice President and Chief Financial Officer of Lucent’s Wireless Networks Group from 1997 to 2000.  Mr. DeBlasio holds an M.B.A degree in Finance and Financial Portfolio Analysis from Seton Hall University and a B.S. degree in Industrial Management from Villanova University.

David A. Buckel has served as Internap’s Chief Financial Officer since May 2004, after serving as Financial Vice President from October 2003 until May 2004.  Mr. Buckel also previously served as an Investor Relations consultant with Internap from July 2003 until October 2003. From November 2002 to July 2003, he served as Senior Manager and President of AJC Finance & Market Group, a financial consulting firm. Prior to that, Mr. Buckel was Senior Vice President and Chief Financial Officer for two Nasdaq-listed public companies, Interland Corporation, a provider of applications and web hosting and consulting services from March 2001 through November 2002, and Applied Theory Corporation, a provider of hosting, software development and internet connectivity products, from July 1995 through March 2001.  Mr. Buckel, a Certified Management Accountant, holds a B.S. degree in Accounting from Canisius College and an M.B.A. degree in Finance and Operations Management from Syracuse University.

Item 8.01 Other Events

VitalStream and Internap issued a joint press release on February 20, 2007, announcing the completion of the transactions contemplated by the Merger Agreement, which is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release jointly issued by VitalStream and Internap, dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VitalStream Holdings, Inc.

Date: February 26, 2007	By:	/s/ James P. DeBlasio

James P. DeBlasio President and Chief Executive Officer